                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported):  April 22, 1994




                          THE WASHINGTON POST COMPANY
             (Exact name of registrant as specified in its charter)




          DELAWARE                   1-6714                    53-0182885
(State or other jurisdiction       (Commission                (IRS Employer
     of incorporation)             File Number)            Identification No.)



1150 15TH ST., N.W., WASHINGTON, D.C.                              20071
(Address of principal executive offices)                         (Zip Code)




      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (202) 334-6000

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On April 22, 1994, the Registrant purchased from H&C Communications, Inc. substantially all of the assets comprising the businesses of television stations KPRC-TV, an NBC affiliate in Houston, Texas, and KSAT-TV, an ABC affiliate in San Antonio, Texas, (collectively the "Stations") for $253 million in cash and the assumption of approximately $4 million in liabilities related to the Stations' operations.

         Funds for the foregoing acquisition were provided from existing cash and marketable securities of the Registrant.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         Listed below are the financial statements, pro forma financial information and exhibits, filed as part of this report.

                                                                                                   Page
                                                                                                   ----
         (a)     Financial statements of businesses acquired.

                 (1)      Report of independent accountants . . . . . . . . . . . . . . . . . . .   4
                 (2)      Audited balance sheet of KPRC and KSAT Television
                            Stations (business units of H&C Communications, Inc.)
                           as of December 31, 1993  . . . . . . . . . . . . . . . . . . . . . . .   5
                 (3)      Audited statement of income of KPRC and KSAT Television
                            Stations (business units of H&C Communications, Inc.)
                           for the year ended December 31, 1993 . . . . . . . . . . . . . . . . .   6
                 (4)      Audited statement of cash flows of KPRC and KSAT Television
                            Stations (business units of H&C Communications, Inc.)
                            for the year ended December 31, 1993  . . . . . . . . . . . . . . . .   7
                 (5)      Notes to financial statements of KPRC and KSAT Television
                            Stations (business units of H&C Communications, Inc.) . . . . . . . .   8

         (b)     Pro forma financial information.

                 (1)      Introduction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 (2)      Unaudited pro forma condensed balance sheet of
                            The Washington Post Company as of
                            January 2, 1994 . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 (3)      Unaudited pro forma condensed statement of income of
                            The Washington Post Company for the fiscal
                            year ended January 2, 1994  . . . . . . . . . . . . . . . . . . . . .  15
                 (4)      Notes to unaudited pro forma financial information
                            of The Washington Post Company  . . . . . . . . . . . . . . . . . . .  16

         (c)     Exhibits.

                 Exhibit
                 Number                    Description
                 ------                    -----------

                 2                         Acquisition agreement among H&C Communications, Inc., Post-Newsweek Stations, Houston,
                                           Inc., and Post-Newsweek Stations, San Antonio, Inc. dated January 31, 1994.

                       REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors and
Shareholders of H&C Communications, Inc. and
The Washington Post Company


In our opinion, the accompanying combined balance sheet and the related combined statements of income and of cash flows present fairly, in all material respects, the financial position of KPRC and KSAT Television Stations (business units of H&C Communications, Inc.) at December 31, 1993, and the results of their operations and their cash flows for the year in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Companies' management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE


Washington, D.C.
April 22, 1994

                       KPRC and KSAT Television Stations
                  (business units of H&C Communications, Inc.)
                             COMBINED BALANCE SHEET
                               DECEMBER 31, 1993



                                     ASSETS
                                     ------

Current assets
  Cash and cash equivalents                                       $     616,060
  Accounts receivable, less allowance for doubtful
   accounts of $137,500                                              14,902,358
  Program rights                                                      2,643,856
  Prepaids and other                                                    964,469
                                                                    -----------
    Total current assets                                             19,126,743

Property, plant and equipment, net                                    8,716,539
Program rights                                                          634,162
Goodwill and other intangibles, net                                  89,324,302
Other assets                                                          1,821,234
                                                                    -----------
    Total assets                                                   $119,622,980
                                                                    ===========



                                 LIABILITIES AND INVESTMENT
                                 --------------------------

Current Liabilities
  Accounts payable                                                $     675,806
  Accrued expenses                                                    2,958,987
  Program rights payable                                              2,911,357
  Other                                                                 745,597
                                                                    -----------
    Total current liabilities                                         7,291,747

Program rights                                                          522,223
                                                                    -----------
    Total liabilities                                                 7,813,970

Commitments and contingent liabilities

H&C Communications, Inc. investment                                 111,809,010
                                                                    -----------

    Total liabilities and investment                               $119,622,980
                                                                    ===========


See accompanying notes to the combined financial statements.

                       KPRC and KSAT Television Stations
                  (business units of H&C Communications, Inc.)
                         COMBINED STATEMENT OF INCOME
                     FOR THE YEAR ENDED DECEMBER 31, 1993


Operating revenue, net                                             $64,861,103
                                                                   -----------
Operating expenses:

  Television operating expenses, excluding
    depreciation and amortization                                   26,683,662
  Depreciation and amortization                                      4,295,466
  Selling, general and administrative expenses                       9,492,172
                                                                    ----------
    Total operating expenses                                        40,471,300
                                                                    ----------
Income from operations                                              24,389,803

Other non-operating income, net                                         26,434
                                                                    ----------
Income before income taxes                                          24,416,237

Provision for state income taxes                                     1,192,827
                                                                    ----------

Net income                                                         $23,223,410
                                                                    ==========




See accompanying notes to the combined financial statements.

                       KPRC and KSAT Television Stations
                  (business units of H&C Communications, Inc.)
                          COMBINED CASH FLOW STATEMENT
                          YEAR ENDED DECEMBER 31, 1993



Cash flow from operating activities:
  Net income                                                 $23,223,410
  Adjustments to reconcile net income to net
    cash provided by operating activities:
      Depreciation and amortization                            4,259,612
      Film amortization                                        3,790,193
      Gain on sale of fixed assets                                10,101
      Increase in accounts receivable                         (1,366,760)
      Increase in prepaid expenses and other assets             (227,381)
      Increase in accounts payable                               301,187
      Increase in accrued expenses                             1,289,309
      Decrease in program rights payable                        (522,568)
                                                              ----------
        Net cash provided by operating activities             30,757,103
                                                              ----------

Cash flow from investing activities:
  Purchases of program rights                                 (3,262,572)
  Purchases of furniture, fixtures and equipment                (487,474)
  Other                                                         (135,000)
                                                              ----------
        Net cash used by investing activities                 (3,885,046)
                                                              ----------
Cash flow used in financing activities:
  Net payments to H&C Communications, Inc.                   (26,398,397)
                                                              ----------

Net increase in cash and cash equivalents                        473,660
Cash and cash equivalents at beginning of year                   142,400
                                                              ----------
Cash and cash equivalents at end of year                     $   616,060
                                                              ==========
Noncash investing activity:
  Program rights acquired                                    $ 3,506,096
                                                              ==========





See accompanying notes to the combined financial statements.

                       KPRC and KSAT Television Stations
                  (business units of H&C Communications, Inc.)
                     NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE  1  -  THE COMPANIES AND SIGNIFICANT ACCOUNTING POLICIES

Combined Financial Statements

The financial statements combine the accounts of the following wholly-owned unincorporated business units of H&C Communications, Inc.:

  KPRC - NBC affiliated television station in Houston, Texas
  KSAT - ABC affiliated television station in San Antonio, Texas

The above entities are herein referred to as "the Companies". All significant intercompany accounts and transactions have been eliminated.

Cash and cash equivalents - For purposes of the statement of cash flows, the Companies consider all highly liquid investments purchased with original maturities of 90 days or less to be cash equivalents.

Advertising revenues and trade accounts receivable - Revenues are generated principally from sales of commercial advertising and are recorded net of agency and national representative commissions as the advertisements are broadcast. Revenues applicable to commercial advertising availabilities "traded" to advertisers in exchange for merchandise or services are recorded at the estimated fair market value of the merchandise or services received.

Program rights - The Companies have entered into program rental contracts which generally provide for rentals to be paid in installments. Payments made for program rights which are currently available and the liability for future payments under these contracts are included in the combined balance sheet. Program rights are amortized primarily using the straight-line method over a twelve month period. Certain program rights with lives greater than one year are amortized using accelerated methods. Program rights expected to be amortized in the succeeding year and amounts payable within one year are classified as current assets and liabilities, respectively.

Property, plant and equipment - Property, plant and equipment are recorded at cost. Maintenance and repairs are charged to expense as incurred; replacements and major improvements are capitalized.

Depreciation expense is computed using the straight-line method for buildings and accelerated methods for furniture, machinery and equipment. Leasehold improvements are amortized using the straight-line method over the lesser of the term of the related lease or the estimated useful lives of the assets. The useful lives of property, plant and equipment for purposes of computing depreciation and amortization expense are:

Buildings                                         15 - 45 years
Leasehold improvements                             7 - 15 years
Furniture, machinery and equipment                 3 - 20 years

Goodwill and other intangible assets - Goodwill and other intangibles represent the unamortized excess of the cost of acquiring the Companies over the fair values of such Companies' net tangible assets at the dates of acquisition. Goodwill and other intangibles acquired are being amortized by use of the straight-line method over various periods up to 40 years.

Income taxes - The Companies are business units of H&C Communications, Inc., which has elected to be taxed as an S Corporation. Accordingly, the shareholders of H&C Communications, Inc. include their pro rata share of the Companies' net income in their individual income tax returns and therefore the accompanying financial statements do not include a provision for federal income tax. The state income tax provision represents the Texas Earned Surplus Tax.

NOTE 2 - TRANSACTIONS WITH RELATED PARTY

     Interunit Transactions

The Companies are charged directly for certain costs that H&C Communications, Inc. incurs on behalf of its business units. These costs primarily relate to employee benefits; audit and legal services; insurance coverage; and, payroll and sales and use taxes. Such charges by H&C Communications, Inc. are based on a direct cost pass-through and have been included in these combined financial statements. Costs associated with executive management and corporate overhead are not allocated, as management believes these amounts to be insignificant. Net corporate expenses charged to the Companies in 1993 approximated $8,258,000. In the opinion of management, all allocations have been made on a reasonable basis.

     H&C Communications, Inc. Investment

Since the Companies are business units and not distinct legal entities, there are no customary equity and capital accounts. Instead H&C Communications, Inc. investment is maintained by the Companies to account for all interunit transactions, including those described above. H&C Communications, Inc. investment is comprised of net income and other transactions with H&C Communications, Inc. as shown below:

    Balance, beginning of year                          $114,983,997
    Net income                                            23,223,410
    Cash transfers out                                    34,656,239
    Net interunit transactions                             8,257,842
                                                         -----------
    Balance, end of year                                $111,809,010
                                                         ===========

NOTE  3  -  PROPERTY,  PLANT  AND  EQUIPMENT

Property, plant and equipment consists of the following at December 31, 1993:

Buildings                                                        $10,211,193
Furniture, machinery and equipment                                44,149,929
                                                                  ----------
                                                                  54,361,122

Less accumulated depreciation                                    (47,705,084)
                                                                  ----------
                                                                   6,656,038
Land                                                               1,936,897
Construction in progress                                             123,604
                                                                  ----------
                                                                 $ 8,716,539
                                                                  ==========


Depreciation expense was $1,151,852 in 1993.

NOTE 4 - GOODWILL AND OTHER INTANGIBLE ASSETS

Goodwill and other intangible assets consist of the following at December 31, 1993:

Broadcast licenses and network affiliations                    $  47,821,993
Other intangibles                                                 33,653,544
Goodwill                                                          27,670,503
                                                                 -----------
                                                                 109,146,040
Less accumulated amortization                                    (19,821,738)
                                                                 -----------
                                                                $ 89,324,302
                                                                 ===========
Amortization expense was $3,143,614 in 1993.

NOTE 5 - RETIREMENT PLANS

H&C Communications, Inc. has a defined benefit pension plan which covers substantially all of the Companies' employees and which is accounted for in these financial statements as a multiemployer plan. Contributions to the plan are made solely by H&C Communications, Inc., in amounts deemed necessary and to the extent deductible for federal income tax purposes. For purposes of these financial statements, the Companies are required to recognize as net pension expense total contributions for the period. For the year ended December 31, 1993, pension expense was $459,000.

H&C Communications, Inc. also has a qualified savings plan under which employees of the Companies can invest up to 16% of earnings. The Companies will match one-fourth of the employee's contribution up to 6% of the employee's total compensation. The Companies' contribution was $154,977 in 1993.

NOTE  6  -  COMMITMENTS AND CONTINGENT LIABILITIES

The Companies have entered into contractual commitments in the ordinary course of business for the rights to acquire broadcast program material not yet available for broadcast as of December 31, 1993. Under these agreements, the Companies must make specific minimum payments which are approximately as follows:

Year ending December 31,
- - -----------------------

         1994                                             $  754,000
         1995                                              2,162,000
         1996                                                851,000
         1997                                                312,000
         1998                                                312,000
         1999 and thereafter                                 208,000
                                                          ----------
                                                          $4,599,000
                                                          ==========

The Companies have entered into various employment contracts. Commitments for future payments under such contracts as of December 31, 1993 are approximately as follows:

Year ending December 31,
- - -----------------------

         1994                                             $2,012,000
         1995                                                808,000
         1996                                                 61,000
                                                          ----------
                                                          $2,881,000
                                                          ==========

The Companies have commitments under operating leases for certain machinery, equipment and facilities used in operations. Certain leases also contain provisions for renewal or extension. Future minimum lease payments under operating leases which have remaining noncancelable lease terms in excess of one year as of December 31, 1993 are approximately as follows:

Year ending December 31,
- - -----------------------

         1994                                               $486,000
         1995                                                100,000
         1996                                                 34,000
         1997                                                  4,000
                                                            --------
                                                            $624,000
                                                            ========

Rental expense was $676,075 in 1993.

The Companies currently and from time to time are involved in litigation incidental to the conduct of its business. The Companies are not a party to a lawsuit or proceedings which, in the opinion of management, is likely to have a material adverse effect on the Companies.

NOTE 7 - SUBSEQUENT EVENT

In 1994, H&C Communications, Inc. entered into an agreement to sell substantially all of the assets of the Companies to The Washington Post Company for $253,000,000 in cash and the assumption of approximately $4 million in liabilities related to the Companies' operations. The transaction was completed on April 22, 1994.

                          THE WASHINGTON POST COMPANY
           Introduction to Unaudited Pro Forma Financial Information



         The accompanying unaudited pro forma financial information is based on the purchase method of accounting utilizing the Registrant's consolidated financial statements for the fiscal year ended January 2, 1994 and the combined financial statements of KPRC and KSAT Television Stations (business units of H&C Communications, Inc.) for the year ended December 31, 1993. The unaudited pro forma condensed balance sheet at January 2, 1994 has been prepared as if the acquisition had occurred on that date, and the unaudited pro forma condensed statement of income for the fiscal year then ended has been prepared as if the acquisition had occurred at the beginning of the year.

         The unaudited pro forma financial information is not intended to reflect the results of operations or financial position which would have actually resulted had the acquisition been effective on the dates indicated or the results of operations or financial position which may be obtained in the future.

                          THE WASHINGTON POST COMPANY
                  UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                             AS OF JANUARY 2, 1994
                                 (IN THOUSANDS)


                                                                KPRC & KSAT TV STATIONS                             PRO FORMA
                                          THE WASHINGTON         (BUSINESS UNITS OF H&C         PRO FORMA        THE WASHINGTON
                                           POST COMPANY          COMMUNICATIONS, INC.)         ADJUSTMENTS        POST COMPANY
                                          --------------         ----------------------        -----------       --------------

ASSETS
CURRENT ASSETS
 Cash and marketable securities               $429,924                      $616               $(253,616) (a)       $176,924
 Accounts receivable, net                      140,518                    14,902                 (14,902) (b)        140,518
 Inventories                                    16,419                                                                16,419
 Program rights                                 15,460                     2,644                     371  (c)         18,475
 Other current assets                           23,253                       965                    (965) (b)         23,253
                                            ----------                ----------             -----------          ----------
                                               625,574                    19,127                (269,112)            375,589

INVESTMENTS IN AFFILIATES                      155,251                                                               155,251
PROPERTY, PLANT AND EQUIPMENT, NET             363,718                     8,717                   30,592 (c)        403,027
GOODWILL AND OTHER INTANGIBLES, NET            309,157                    89,324                  121,583 (c)        520,064
DEFERRED CHARGES AND OTHER ASSETS              168,804                     2,455                    1,445 (c)        172,704
                                            ----------                ----------             ------------         ----------
                                            $1,622,504                  $119,623                $(115,492)        $1,626,635
                                            ==========                ==========             ============         ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
 Accounts payable and accrued liabilities     $163,553                    $7,292                 $(3,798) (b,c)     $167,047
 Federal and state income taxes                 15,726                                                                15,726
 Deferred subscription revenue                  79,254                                                                79,254
                                            ----------                ----------             -----------          ----------
                                               258,533                     7,292                  (3,798)            262,027

OTHER LIABILITIES                              191,088                       522                     115  (c)        191,725

LONG-TERM DEBT                                  51,768                                                                51,768

DEFERRED INCOME TAXES                           33,696                                                                33,696
                                            ----------                ----------             -----------          ----------
                                               535,085                     7,814                  (3,683)            539,216
                                            ----------                ----------             -----------          ----------

SHAREHOLDERS' EQUITY
 Common stock                                   20,000                                                                20,000
 Capital in excess of par value                 21,354                                                                21,354
 Retained earnings                           1,570,546                                                             1,570,546
 Cumulative foreign currency
   translation adjustment                        2,908                                                                 2,908
 Treasury stock                               (527,389)                                                             (527,389)
 H&C Communications, Inc. investment                                     111,809                (111,809)(d)
                                            ----------                ----------             -----------          ----------
                                             1,087,419                   111,809                (111,809)          1,087,419
                                            ----------                ----------             -----------          ----------
                                            $1,622,504                  $119,623               $(115,492)         $1,626,635
                                            ==========                ==========             ===========          ==========


See accompanying notes to unaudited pro forma financial information.

                          THE WASHINGTON POST COMPANY
               UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME
                   FOR THE FISCAL YEAR ENDED JANUARY 2, 1994
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                KPRC & KSAT TV STATIONS                             PRO FORMA
                                          THE WASHINGTON         (BUSINESS UNITS OF H&C         PRO FORMA        THE WASHINGTON
                                           POST COMPANY          COMMUNICATIONS, INC.)         ADJUSTMENTS        POST COMPANY
                                          --------------        -----------------------        -----------       --------------

OPERATING REVENUES
  Advertising                               $  913,529                   $64,861              $                     $978,390
  Circulation and subscriber                   444,385                                                               444,385
  Other                                        140,277                                                               140,277
                                            ----------                ----------             ------------         ----------
                                             1,498,191                    64,861                                   1,563,052
                                            ----------                ----------             ------------         ----------
OPERATING COSTS AND EXPENSES
  Operating                                    790,256                    26,684                                     816,940
  Selling, general and administrative          393,196                     9,492                                     402,688
  Depreciation and amortization
    of property, plant and equipment            59,543                     1,152                   2,964  (e)         63,659
  Amortization of goodwill and
    other intangibles                           16,216                     3,143                  10,917  (f)         30,276
                                            ----------                ----------             ------------         ----------
                                             1,259,211                    40,471                  13,881           1,313,563
                                            ----------                ----------             ------------         ----------

INCOME FROM OPERATIONS                         238,980                    24,390                 (13,881)            249,489

  Equity in losses of affiliates                (1,994)                                                               (1,994)
  Interest income                               11,085                                            (7,919) (g)          3,166
  Interest expense                              (4,983)                                                               (4,983)
  Other income, net                             20,379                        26                     (33)             20,372
                                            ----------                ----------             ------------         ----------

INCOME BEFORE INCOME TAXES AND
  CUMULATIVE EFFECT OF CHANGE
  IN ACCOUNTING PRINCIPLE                      263,467                    24,416                 (21,833)            266,050

PROVISION FOR INCOME TAXES                     109,650                     1,193                     196  (h)        111,039
                                            ----------                ----------             ------------         ----------

INCOME BEFORE CUMULATIVE EFFECT OF
 CHANGE IN ACCOUNTING PRINCIPLE               $153,817                   $23,223                $(22,029)           $155,011
                                            ==========                ==========             ===========          ==========

EARNINGS PER SHARE BEFORE
 CUMULATIVE EFFECT OF CHANGES
 IN ACCOUNTING PRINCIPLE                        $13.10                                                                $13.19
                                            ==========                                                            ==========

AVERAGE NUMBER OF OUTSTANDING SHARES            11,750                                                                11,750



See accompanying notes to unaudited pro forma financial information.

                          THE WASHINGTON POST COMPANY
               Notes to Unaudited Pro Forma Financial Information



(a) Adjustment to reduce cash by the purchase price of $253,000,000 and to eliminate the cash of the Stations of $616,000 not purchased by the Registrant.

(b) Adjustment to eliminate trade receivables and payables and other assets and accrued liabilities of the Stations not purchased or assumed by the Registrant.

(c) Adjustment to reflect the allocation of the purchase price to tangible and intangible assets based on the estimated fair values of the assets acquired and to eliminate the goodwill of the Stations.

(d)      Adjustment to eliminate the equity of the Stations.

(e) Adjustment to reflect the depreciation expense that would have been incurred based on the estimated fair value of the acquired property, plant and equipment and the assumed useful lives of 5 to 30 years.

(f) Adjustment to amortize, over a period of 15 years, the excess of the purchase price over the estimated fair values of the acquired tangible assets and to eliminate the amortization of goodwill and other intangibles recorded by the Stations.

(g) Adjustment to reflect the estimated decrease in interest income that would have been incurred if the purchase for $253,000,000 had occurred at the beginning of the year with an average interest rate of 3.13%.

(h) Adjustment to reflect the estimated increase in the Registrant's tax provision.

                                   SIGNATURES


         Pursuant to the requirements of the Security Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                   THE WASHINGTON POST COMPANY
                                                           (Registrant)





Date:    May 6, 1994                           By:      John B. Morse, Jr.
                                                        ------------------------
                                               Title:   Vice President - Finance